United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1933

                          Date of Report: May 17, 2011

                       Commission File Number: 001-07894

                        MATRIXX RESOURCE HOLDINGS, INC.

                              Delaware 95-2312900
      (Jurisdiction of Incorporation) (I.R.S. Employer Identification No.)

                    2150 Latigo Canyon Rd., Malibu, CA 90265
                    (Address of principal executive offices)

                 23852 Pacific Coast Hwy, #167 Malibu, CA 90265
                (Former address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (631) 759-0653


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



ITEM 8.01 OTHER EVENTS.

On February 15, 2011, the Registrant, a Delaware corporation ("Registrant" or the "Company"), finalized and completed the acquisition of a 25% working interest in an 82.2 acre oil and gas lease known as the Sanger Heirs #1 from Tejones Operating Company. Pursuant to the terms of the Agreement, the Company purchased a 25% working interest in the Sanger Heirs #1 lease in exchange for $200,000 of restricted shares of the Company. The $200,000 payment includes the Company's prospect fee and dry hole costs up the casing point. The lease is an
82.2 acre oil and gas lease in Live Oak County, Texas. The terms of the Agreement further obligate the Company to pay its proportionate share of the completion cost of the well.

Currently, the site has been prepared and the operator has secured a rig on a turnkey basis. All parties and investors are subject to rig availability based on its previous commitments.

On April 14, 2011, the Company entered into a Letter Agreement to enter into a Joint Venture Partnership engaging in the trading and processing of plastic and metal resources. Subsequently, the Company has met with and continued the pursuit of such endeavor with its counterparts in Central and South America to secure contracts as planned. The Company anticipates closing on the joint venture and subsequent contracts within 30 to 45 days.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

________/S/ Catherine Thompson____________________________
Registrant



________/S/ Catherine Thompson____________________________
Signatures
Catherine A. Thompson, CFO, Director

________5/17/2011_____________________________
Date